Exhibit 5.1

18 January 2023 (EDT)

Olink Holding AB (publ)

Uppsala Science Park

SE-751 83

Uppsala, Sweden

Re: Olink Holding AB (publ), Company Reg. No 559189-7755 – F-3 registration

We, Advokatfirman Delphi KB (a Swedish law firm), have acted as Swedish legal advisers to Olink Holding AB (publ) (the “Company”) with respect to certain matters of Swedish law in connection with the registration statement on Form F-3ASR filed with the United States Securities and Exchange Commission (the “SEC”) on 18 January, 2023 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for the issue and sale of an indeterminate number of the Company’s securities. The Registration Statement includes a base prospectus (the “Base Prospectus”) covering the offering and sale of an unspecified number of common shares in the Company with a quota value of SEK 2.431906612 (rounded)1 (the “Common Shares”), American Depositary Shares, each representing one Common Share, (the “ADSs”) and other securities. The Base Prospectus provides that Common Shares (together with ADSs and certain other securities, in respect of which we do not express an opinion) may be offered from time to time at prices and on terms to be set forth in one or more prospectus supplements to the Base Prospectus. This legal opinion is delivered to you pursuant to the Company’s request.

Basis of the opinion

For the purpose of this opinion (the “Opinion”) we have examined the following documents:

i.	copies of the Registration Statement;

ii.	the articles of association (Sw. bolagsordning) of the Company, adopted on 16 March 2021 (the “Articles of Association”);

iii.	the certificate of incorporation (Sw. registreringsbevis) for the Company, issued by the Swedish Companies Registration Office (Sw. Bolagsverket) (the “SCRO”), on 14:05 CET on 18 January, 2023, showing relevant entries in the Swedish Company Registry (Sw. bolagsregistret) as per such date;

1 As per the date of this legal opinion. The quota value of the Common Shares may change as a result of inter alia corporate actions. Any such changes will be duly described in any prospectus supplement under the Registration Statement.

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iv.	the minutes of the annual general meeting of the Company held on 7 April 2022 (the “AGM Minutes”); and

v.	the minutes of the meeting of the board of directors of the Company, held on 16 January 2023, inter alia, approving the Registration Statement and the registration hereof with the SEC.

The documents mentioned in Sections (i) – (v) above are referred to collectively as the “Corporate Documents” and each individually as a “Corporate Document”.

Reliance

With respect to various questions of fact, we have relied upon certificates of public officials and upon certificates issued by the SCRO. For the purposes of this opinion, we have examined such other agreements, documents and records as we have deemed necessary or appropriate for the purpose of rendering this opinion.

Assumptions

When giving this opinion we have assumed:

a)	that the board of directors of the Company will, in accordance with applicable law and regulations, have passed all resolutions and taken all actions necessary for future issues and sales of Common Shares under the Registration Statement;

b)	that after the issue of Common Shares, offered pursuant to the Registration Statement, the total number of issued common shares of the Company then outstanding, will not exceed the total number of authorized common shares of the Company, as applicable, available for issuance under the authorization resolved on the Company’s annual general meeting held on 7 April 2022 and the Articles of Association or as may be further increased by the general meeting from time to time;

c)	the accuracy and completeness of: the facts set out in any other documents reviewed by us; and any other information set out in public registers, e.g. certificates from the SCRO, or that has otherwise been supplied or disclosed to us; and as we have not made any independent investigation thereof you are advised to seek verification of such matters or information from other parties or seek comfort in respect thereof in other ways;

d)	that the Company and its board of directors have acted in accordance with the general clause (Sw. generalklausulen) in the Swedish Companies Act and provisions regarding good market practice in connection with resolving to issue common shares;

e)	that all signatures on all documents supplied to us as originals or as copies of originals are genuine and that all documents submitted to us are true, authentic and complete;

f)	that all documents, authorizations, powers of attorney, and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;

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g)	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes to them have been marked or otherwise drawn to our attention;

h)	all documents retrieved by us or supplied to us electronically (whether in portable document format (PDF) or as scanned copies), as photocopies, facsimile copies or e-mail copies are in conformity with the originals;

i)	that there has been no mutual or relevant unilateral mistake of fact and that there exists no fraud or duress; and

j)	at or prior to the time of the delivery of the Common Shares, the payment for such Common Shares will have been received by the Company.

Opinions

Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

a)	The Company is a public limited liability company (Sw. publikt aktiebolag) registered and validly existing under Swedish law.

b)	The registered share capital of the Company, as of the date of this opinion, is SEK 289,635,500.69 divided into 119,098,118 common shares with a quota value of SEK 2.431906612 (rounded) (the “Existing Shares”). The Existing Shares have been validly authorized and constitute valid and fully paid shares.

c)	The Common Shares will, when issued and sold as set forth in the Base Prospectus and in one or more prospectus supplements thereto, pursuant to a duly authorized, executed and delivered purchase, underwriting or similar agreement, and upon registration with the SCRO, have been duly authorized and be validly issued, fully paid and non-assessable (subject in each case to the receipt of valid considerations by the Company for the issue thereof).

Qualifications

The qualifications to which this opinion is subject are as follows:

1)	we express no opinion as to the exact interpretation of any particular wording in the Corporate Documents by any court;

2)	provisions in the Corporate Documents providing that certain facts, determinations or calculations will be conclusive and binding (or prima facie evidence) may not be effective if they are incorrect and such provisions will not necessarily prevent judicial inquiry into the merits of such facts, determinations or calculations;

3)	this Opinion is given only with respect to Swedish law as in force today and as such laws are currently applied by Swedish courts and we express no opinion with respect to the laws of any other jurisdiction nor have we made any investigations as to any law other than Swedish law;

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4)	in rendering this Opinion we have relied on certain matters of information obtained from the Company and other sources reasonably believed by us to be credible;

5)	this Opinion is expressed in the English language whilst addressing and explaining institutions and concepts of Swedish law; and such institutions and concepts may be reflected in or described by the English language only imperfectly; and we express no opinion on how the courts of Sweden would construe contractual language expressed in English where the contract would be subject to Swedish law. However, we believe that such courts may pay attention to the meaning and import of such expressions in the laws of any pertinent jurisdiction in which the English language is normally or habitually employed, in construing, for the purposes of Swedish law, what the parties intended to put in writing.

Governing Law

This opinion is given in Sweden and shall be governed by and construed in accordance with Swedish law.

Benefit of opinion

This Opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter.

We are not assuming any obligation to notify you of any changes to this Opinion as a result of any facts or circumstances that may come to our attention in the future or as a result of any change in the Swedish law which may hereafter occur.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm in the section of the Registration Statement entitled “Legal Matters”. This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Yours faithfully,

/s/ Advokatfirman Delphi KB

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